8X8, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement ("Agreement") is made as of December 16, 1999, between 8x8, Inc., a Delaware corporation ("8x8"), and FleetBoston Robertson Stephens Inc. ("RS").

    Definitions. As used in this Agreement:

      "Closing Date" means the Closing Date as defined in Section 1(b) of that certain Securities Purchase Agreement dated as of December 15, 1999 by and among 8x8 and the Buyers listed therein.

      "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the commission.

      "Material Event" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the reasonable judgment of 8x8, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      "Registrable Securities" means (i) the 8x8 shares of Common Stock issuable upon exercise of that certain Warrant, dated December 16, 1999, made by 8x8 and issued to RS and (ii) any shares of capital stock issued or issuable with respect to the 8x8 shares of Common Stock as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

    Terms not otherwise defined herein have the meanings given to them in the Share Exchange Agreement.

    Registration. 8x8 shall use commercially reasonable efforts to file with the SEC a registration statement no later than the first business day after the date which is 95 days after the Closing Date and shall use commercially reasonable efforts to cause to become effective, a Form S-3 covering the Registrable Securities within 150 days after the Closing Date; provided, however, that (i) RS shall provide all such information and materials relating to RS, and take all such action as may be required in order to permit 8x8 to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Form S-3, such provision of information and materials to be a condition precedent to the obligations of 8x8 pursuant to this Agreement and (ii) if the SEC reviews the registration statement, the Company shall have 180 days to cause the registration statement to be effective. The offerings made pursuant to such registrations shall not be underwritten. Notwithstanding the foregoing, 8x8 shall not be required to cause the Registrable Securities to be registered if 8x8's legal counsel delivers a legal opinion to RS that such sale may be effected in a single three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

    Postponement of Registration.

      Registration. Notwithstanding Section 2 above, 8x8 shall be entitled to postpone the declaration of effectiveness of any Form S-3 prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of 60 calendar days after the applicable deadline, if the Board of Directors of 8x8, acting in good faith, determines that there exists material non-public information about 8x8.

      Material Event. RS agrees that, upon receipt of any notice from 8x8 of the happening of a Material Event, RS will forthwith discontinue disposition of the Registrable Securities pursuant to any Form S-3 described in Section 2 until RS's receipt of copies of supplemented or amended prospectuses prepared by 8x8 (which 8x8 will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by 8x8, RS will deliver to 8x8 all copies in their possession, other than permanent file copies then in RS's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall 8x8 delay causing to be effective a supplement or post-effective amendment to any Form S-3 pursuant to Section 2 or the related prospectus, for more than 15 consecutive days or 30 days during any 365 consecutive calendar day period.

    Obligations of 8x8. Except as set forth in Sections 2 and 3, 8x8 shall (i) prepare and file with the SEC the Form S-3 in accordance with Section 2 hereof with respect to the shares of Registrable Securities and shall use commercially reasonable efforts to cause such Form S-3 to become effective as provided in Section 2 and to keep such Form S-3 continuously effective until the earlier to occur of (A)  the sale of all of the Registrable Securities so registered and (B) the first anniversary of the Effective Time; (ii) furnish to RS such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), as RS may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while 8x8 shall be required under the provisions hereof to cause such Form S-3 to remain current; (iii) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such Form S-3 under the securities or blue sky laws of such jurisdictions as RS shall reasonably request (provided that 8x8 shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be reasonably necessary or advisable to enable RS to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (iv) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc. Automated Quotation System on which similar securities issued by 8x8 are then listed; (v) notify RS upon the happening of any event as a result of which the prospectus included in such Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vi) so long as the Form S-3 remains effective, promptly prepare, file and furnish to RS a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify RS promptly after it shall receive notice thereof, of the date and time any Form S-3 and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Form S-3 has been filed; (viii) notify RS promptly of any request by the SEC for the amending or supplementing of such Form S-3 or prospectus or for additional information; and (ix) advise RS promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Form S-3 or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

    Ineligibility for Form S-3. In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

    Expenses. 8x8 shall pay the expenses incurred by 8x8 in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of 8x8's outside counsel and independent accountants. RS shall be responsible for all commissions and transfer taxes, as well as any other expenses incurred by RS.

    Indemnification. In the event of any offering registered pursuant to this Agreement:

      8x8 will indemnify RS with respect to any registration effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by 8x8 of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to 8x8 in connection with any such registration, and will reimburse RS, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that 8x8 will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to 8x8 by an instrument duly executed by RS and stated to be specifically for use therein or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if 8x8 shall have furnished any amendments or supplements thereto) (the "Final Prospectus") was not sent or given by or on behalf of RS to a purchaser of RS's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

      RS will severally indemnify 8x8, each of its directors and officers, each person who controls 8x8 within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to 8x8 by an instrument duly executed by RS and stated to be specifically for use therein and will reimburse 8x8, the remaining Shareholders, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to 8x8 by an instrument duly executed by RS and stated to be specifically for use therein.

      Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.

      The obligations of 8x8 and RS under this Section 6 shall survive the completion of any offering of stock in a registration statement under this Agreement.

    Non-Assignment of Registration Rights. The rights to cause 8x8 to register Registrable Securities pursuant to this Agreement may not be assigned by RS to any person or entity; provided, however, that RS may assign the rights to cause 8x8 to register Registrable Securities pursuant to this Agreement to any affiliates and up to two (2) non- affiliates.

    Amendment of Registration Rights. This Agreement may be amended by the holders of a majority of the Registrable Securities and 8x8 at any time by execution of an instrument in writing signed on behalf of each of the parties.

    Termination. The registration rights set forth in this Agreement shall terminate at such time as all of the Registrable Securities then held by RS can be sold by RS in a single 3-month period in accordance with Rule 144 under the Securities Act.

    Grant of Additional Registration Rights. RS acknowledges that 8x8 may grant registration rights to any other person or entity with respect to their shares of 8x8 on terms which may be materially different than the terms of this Agreement.

    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed (a) if to RS, at RS's addresses as set forth in the securities register of 8x8 as the case may be or (b) if to 8x8 at 2445 Mission College Blvd. Santa Clara, California 95054, Attention: Chief Executive Officer.

    Governing Law; Interpretation. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    Severability; Survival. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, 8x8 and RS have caused this Agreement to be executed as of the date first above written.

8X8, INC.

By:

Name: Paul Voois

Title: Chief Executive Officer

FLEETBoston Robertson Stephens Inc.

By:

Name:

Title: